EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 27, 2004, accompanying the consolidated financial statements and schedules included in the Annual Report of Fiberstars, Inc. on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Fiberstars, Inc. on Form S-8 (File No. 0-24230).


/s/ Grant Thornton LLP
San Francisco, California
March 29, 2004